Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-107885 of WaveRider Communications Inc. on Form S-2 of our report, dated February 7, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 12, 2004